Exhibit 10.7

THIS OPTION AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY OTHER STATE.  SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS OPTION AND THE SHARES ISSUABLE UPON EXERCISE HEREOF ARE RESTRICTED AND MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM SUCH REGISTRATION.

OPTION AGREEMENT

                THIS OPTION AGREEMENT (“Agreement”) is entered into this 24th day of February 2005, by and between Shocker 100 Index, LP, (the “Holder”), and National Storm Management, Inc, a Nevada Corporation (the “Company”).

                WHEREAS, the Company proposes to issue to Holder an option to purchase shares of its common stock (the “Common Stock”);

                WHEREAS, the Company hereby grants Holder an option to purchase shares of the Company’s Common Stock subject to the terms and conditions set forth below.

                NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, Holder and the Company agree as follows:

1.                                      The Option

The Company hereby grants to Holder an option (the “Option”) to acquire Two Million (2,000,000) shares of the Company’s Common Stock, (such shares of Common Stock are hereinafter referred to as the “Option Shares”), at a purchase price of Seventy Five Cents ($0.75) per share (“Option Price”).  The Option Price can be adjusted, increased or decreased, by mutual written consent.

2.             Term and Exercise of Option

A.                                    Term of Option.  Subject to the terms of this agreement, Holder shall have the right to exercise the Option in whole or in part, commencing the date hereof through the close of Three (3) years after the date above.

B.                                    Exercise of the Option.  The Option may be exercised upon written notice to the Company at its principal office setting out the number of Option Shares to be purchased, together with payment of the Option Price.

C.            Issuance of Option Shares.  Upon such notice of exercise and payment of the Option Price, the Company shall issue and cause to be delivered within five (5) business days following the written order of Holder, a certificate or certificates for the number of Option Shares so purchased.  The rights of purchased represented by the Option shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part, and in the event the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the date of expiration hereof, the remaining Option Shares shall continue to be subject to the time constraints set forth above in paragraph 2 hereof.

3.                                      Reservation of Option Shares

The Company shall at all times keep reserved and available, out of its authorized Common stock, such number of shares of Common Stock as shall be sufficient to provide for the exercise of the rights represented by the Agreement.  The transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of such rights of purchase, will be irrevocably authorized and directed at all times to reserve such number of shares as shall be requisite for such purpose.  The company will cause a copy of this agreement to be kept on file with the transfer agent or its successors.

4.                                      Representations of Holder

Holder represents and warrants to the Company that Holder is acquiring this Option (and upon exercise of this Option, the Option Shares ) for its own account, for investment and not with a view to distribution thereof and that the Holder is an “accredited investor” as such term is defined in Securities and Exchange Commission (“SEC”) rules and regulations.  Holder acknowledges that this Option, and the Option Shares are “restricted securities” as such term is defined under SEC Rule 144, and consequently neither this Option, nor any of the Option Shares may be sold or transferred unless they are registered under the Securities Act of 1933, or an exemption from such registration is available and Holder provides and opinion of counsel satisfactory to Company that this Option and the Option Shares may be transferred or sold without registration.  Holder acknowledges that upon exercise hereof, certificates representing the Option Shares shall bear a legend restricting transfer, and the Company shall issue stop transfer orders to its transfer agent restricting any transfer.

5.                                      Assignment

The Option represented by this Agreement may be assigned or transferred by Holder to an Affiliate or subsidiary, or subject to the requirements of Section 4 of this Option, as the result of a corporate reorganization or recapitalization or to any other entity or person.  For the purpose of the Option, the term “Affiliate” shall be defined as a person or enterprise that directly, or indirectly though one or more intermediaries, controls, or is controlled by, or is under common control with the Company otherwise, this Agreement and the rights hereunder shall not be assigned by either party hereto.

6.                                      Counterparts

A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

7.                                      Further Documentation

Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to effect the transaction, or otherwise to carry out the intent and purposes of this Agreement.

8.                                      Notices

All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, and amended by the parties with written notice to the other:

To:	Shocker 100 Index, LP
C/O Interim Capital Corp, GP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89109

To the Company:	National Storm Management, Inc.
Mark V. Noffke
Chief Financial Officer
999 North Main Street, Suite 202
Glen Ellyn, Illinois 60137

9.                                      Governing Law

This Agreement was negotiated, and shall be governed by the laws of Nevada notwithstanding any conflict-of-law provision to the contrary.

10.                               Entire Agreement

This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

11.                               Severability

If a court of competent jurisdiction determines that any clause or provision of the Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

12.                               Amendment or Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  This Agreement may be amended by a writing signed by all parties hereto.

13.                               Headings

The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WHITNESS WHEREOF, the parties have executed this Agreement the day and year first written above

National Storm Management, Inc.

By:	/s/ Mark V. Noffke
Mark V. Noffke
Chief Financial Officer

Shocker 100 Index, LP

By:	/s/ Mark Lindberg
Interim Capital Corp, as General Partner
Mark Lindberg, as President